UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant  Filed by a Party other than the Registrant  Check the appropriate box:  Preliminary Proxy Statement  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))  Definitive Proxy Statement  Definitive Additional Materials  Soliciting Material Pursuant to §240.14a-12 Pinnacle West Capital Corporation (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):  No fee required  Fee paid previously with preliminary materials  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your vote is needed! Dear Fellow Shareholder: We are looking forward to our upcoming 2022 Annual Meeting of Shareholders, which is being held on May 18, 2022. Pinnacle West achieved another year of strong operational performance in 2021 led by our talented and resourceful employees. We take tremendous pride in our commitment to customers, employees, the communities we serve across Arizona, and you, our shareholders. This year you are being asked to vote on four proposals. Those proposals, together with management’s recommendation, are: Proposal 1 Proposal 2 Proposal 3 Proposal 4 To elect eleven directors to serve until the 2023 Annual Meeting of Shareholders To hold an advisory vote to approve executive compensation To ratify the appointment of our independent accountant for the year ending December 31, 2022 A shareholder proposal asking the Company to amend its governing documents to reduce the ownership threshold to 10% to call special shareholder meetings, if properly presented at the Annual Meeting FOR each director nominee FOR FOR AGAINST Your vote is important! Even if you do not participate in the Annual Meeting, please take time to vote. THREE WAYS TO VOTE ONLINE PHONE MAIL PROXY QUESTIONS OR NEED ASSISTANCE VOTING? Call 602-250-5511 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. Certain shareholders can call toll-free to 1-866-304-5477 and cast your vote without the requirement of a control number.